99.10 Effect of changes on Income Statement for full year 2009 (000's, except for per share amounts).

	As reported			Year ended
	Year ended	Reclassify Primaloft		December 31, 2009
	December 31,	to discontinued	Other	reported in
	2009	operations	reclassifications	2012 format

Net sales	$737,621	($18,992)		$718,629
Cost of goods sold	484,335	(10,139)		474,196

Gross profit	253,286	(8,853)	-	244,433
Selling, general, and administrative expenses	168,709	(4,717)		163,992
Technical, product engineering, and research expenses	52,529	(481)		52,048
Restructuring and other, net	68,174	(61)		68,113

Operating income/(loss)	(36,126)	(3,594)	0	(39,720)
Interest expense, net	20,627	-		20,627
Other (income)/expense, net	(49,700)	-	(32)	(49,732)

Income before income taxes	(7,053)	(3,594)	32	(10,615)
Income tax expense/(benefit)	14,440	(1,523)		12,917

Income from continuing operations before earnings of associated companies	(21,493)	(2,071)	32	(23,532)
Equity in (earnings)/losses from associated companies	(32)	-	32	-

Income from continuing operations	(21,461)	(2,071)	-	(23,532)

Income from operations of discontinued business	(12,061)	3,594		(8,467)
Gain on sale of discontinued business	-	-		-
Income tax expense on discontinued operations	(64)	1,523		1,459
Income from discontinued operations	(11,997)	2,071		(9,926)
Net income	($33,458)	$ -	$ -	($33,458)

Earnings per share - Basic
(Loss)/income from continuing operations	($0.70)			($0.77)
Discontinued operations	(0.39)			(0.32)
Net (loss)/income	($1.09)			($1.09)

Earnings per share - Diluted
(Loss)/income from continuing operations	($0.70)			($0.77)
Discontinued operations	(0.39)			($0.32)
Net (loss)/income	($1.09)			($1.09)

Shares used in computing earnings per share:
Basic	30,612			30,612
Diluted	30,612			30,612